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Exhibit 23

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statement Nos. 333-105450 and 333-84646 on Form S-8 of our report dated March 5, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets"), appearing in this Annual Report on Form 10-K of Asbury Automotive Group, Inc. for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

Stamford, Connecticut
March 11, 2004

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INDEPENDENT AUDITORS' CONSENT